Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Oppenheimer Funds

We consent to the use of our reports, with respect to the financial statements and financial highlights of the predecessor funds listed in Appendix I, that are part of the Oppenheimer Funds mutual fund group, each incorporated by reference herein, and to the references to our firm under the headings “Financial Highlights” in the Prospectuses, and “Independent Registered Public Accounting Firm” in the Statements of Additional Information.

/s/ KPMG LLP

Denver, Colorado

May 22, 2019

Appendix I

Predecessor Fund Name	Fiscal Year End	Audit Report Date
Oppenheimer Capital Income Fund	August 31, 2018	October 25, 2018

Oppenheimer Developing Markets Fund	August 31, 2018	October 25, 2018

Oppenheimer Discovery Mid Cap Growth Fund	October 31, 2018	December 21, 2018

Oppenheimer Emerging Markets Innovators Fund	August 31, 2018	October 25, 2018

Oppenheimer Emerging Markets Local Debt Fund	May 31, 2018	July 25, 2018

Oppenheimer Fundamental Alternatives Fund, a series of Oppenheimer Quest for Value Funds	October 31, 2018	December 21, 2018

Oppenheimer Global Allocation Fund, a series of Oppenheimer Quest for Value Funds	October 31, 2018	December 21, 2018

Oppenheimer Global Multi-Asset Income Fund	October 31, 2018	December 21, 2018

Oppenheimer Global Strategic Income Fund	September 30, 2018	November 28, 2018

Oppenheimer Global Unconstrained Bond Fund, a series of Oppenheimer Integrity Funds	December 31, 2018	February 22, 2019

Oppenheimer International Bond Fund	September 30, 2018	November 28, 2018

Oppenheimer Macquarie Global Infrastructure Fund	October 31, 2018	December 21, 2018

Oppenheimer Preferred Securities and Income Fund, a series of Oppenheimer Integrity Funds	December 31, 2018	February 22, 2019

Oppenheimer SteelPath MLP & Energy Infrastructure Fund, a series of OFI SteelPath Series Trust	October 31, 2018	December 21, 2018

Oppenheimer SteelPath Panoramic Fund	October 31, 2018	December 21, 2018

Oppenheimer Total Return Bond Fund, a series of Oppenheimer Integrity Funds	December 31, 2018	February 22, 2019